UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2014

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Five-Year Capital Plan Forecast

MDU Resources Group, Inc. (the "Company") announced its capital expenditure forecast for 2015 through 2019. The Company's planned five-year capital investment program for the electric and natural gas distribution, pipeline and construction businesses is approximately 80 percent higher than the previous plan. The new capital expenditure forecast provides greater clarity into the Company's plans for deploying capital to concentrate on the outstanding opportunities for meaningful growth at these businesses and takes into consideration the announced marketing and potential sale of the Company's exploration and production business.

Capital Expenditures Forecast
(in millions)	2014	2015	2016	2017	Previous 2014 - 2018	New 2015 - 2019
Electric	$136	$174	$137	$175	$633	$853
Natural gas distribution	132	186	178	161	667	778
Pipeline and energy services	165	278	325	249	429	1,103
Construction materials and contracting	40	128	154	123	262	665
Construction services	21	50	57	72	82	346

The Company’s electric and natural gas distribution business has a record capital program that is expected to grow its rate base approximately 10 percent annually over the next five years on a compound basis, including investments in new electric generation, transmission and distribution to serve growing customer demand.

The pipeline and energy services business has a record capital program as well. The group recently announced it is evaluating constructing a second 20,000-barrel-per-day diesel refinery to be located in the substantially under-supplied Bakken region of North Dakota. A permitting process has begun and a potential construction start is targeted for next year. The Company’s jointly-owned Dakota Prairie Refinery currently under construction near Dickinson, North Dakota, is expected to come into service at the end of this year.

The pipeline and energy services business also is working on plans to construct the 95-mile Wind Ridge Pipeline, with startup targeted for 2017. It would be designed to deliver approximately 90 million cubic feet per day of natural gas to an announced fertilizer plant near Spiritwood, North Dakota. The business is exploring opportunities to expand the pipeline to reach underserved eastern North Dakota markets.

In addition, the Company is pursuing substantial opportunities for further investments in gathering, processing and transportation projects building on its success in the Bakken. Natural gas production continues to increase in the Bakken, which is driving the need for additional infrastructure.

At the Company’s construction businesses, the focus will be on growing the business through organic opportunities and resuming acquisition activity. This group has acquired and successfully integrated more than 70 companies, and in the more recent past, has added greenfield operations in new markets.

During the marketing and potential sale process of the exploration and production business, the Company expects to focus operations on production and continued development of its acreage, with a projected partial-year capital investment of approximately $116 million in 2015.

Forward-Looking Statements
The foregoing information includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements, including capital expenditures forecasts, are expressed in good faith and are believed by the Company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A - Risk Factors in the Company's most recent Form 10-K and Form 10-Q, both of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date November 13, 2014	By /s/ Nathan W. Ring
Nathan W. Ring
Vice President, Controller and
Chief Accounting Officer

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